UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

MEETINGHOUSE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54779 (Commission File Number)	45-4640630 (IRS Employer Identification No.)

2250 Dorchester Avenue, Massachusetts, 02124

(Address of principal executive offices) (Zip Code)

(617) 298-2250

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Meetinghouse Bancorp, Inc. (the “Company”) was held on June 12, 2013.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.                                      The following individual was elected as a director of the Company, to serve for a three-year term or until his successor is elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
William J. Fitzgerald	360,198	2,600	193,130

2.                                      The appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
551,446	-0-	4,462	-0-

3.                                      An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
344,798	15,400	2,600	193,130

4.                                      An advisory vote was taken on the selection of the frequency of the advisory vote on the compensation of the Company’s named executive officers.  The results of the vote were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTENTIONS	BROKER NON-VOTES
100,600	16,750	244,848	600	193,130

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included every three years in the Company’s proxy materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MEETINGHOUSE BANCORP, INC.

Date: June 12, 2013	By:	/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer